UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 6, 2017

SPERO THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-220858	46-4590683
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

675 Massachusetts Avenue, 14th Floor

Cambridge, Massachusetts 02139

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (857) 242-1600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging Growth Company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed in the Registration Statement on Form S-1 (File No. 333-220858), as originally filed by Spero Therapeutics, Inc. (the “Company”) with the U.S. Securities and Exchange Commission on October 6, 2017, as subsequently amended (the “Registration Statement”), for the initial public offering (the “IPO”) of common stock of the Company, Reza Halse, Ph.D. resigned as a member of the Company’s board of directors effective immediately prior to the effectiveness of the Registration Statement, which occurred on November 1, 2017.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 6, 2017, the Company filed an amended and restated certificate of incorporation (the “Amended and Restated Certificate”) with the Secretary of State of the State of Delaware in connection with the closing of the IPO. The Company’s board of directors and stockholders previously approved the Amended and Restated Certificate to be filed in connection with, and to be effective upon, the closing of the IPO.

The Amended and Restated Certificate amends and restates in its entirety the Company’s certificate of incorporation to, among other things: (i) authorize 60,000,000 shares of common stock; (ii) eliminate all references to the previously existing series of preferred stock; (iii) authorize 10,000,000 shares of undesignated preferred stock that may be issued from time to time by the Company’s board of directors in one or more series; (iv) establish a classified board of directors, divided into three classes with staggered three-year terms, with one class of directors to be elected at each annual meeting of the Company’s stockholders; (v) provide that the authorized number of directors may be changed only by the resolution of the Company’s board of directors; (vi) provide that directors may be removed from office only for cause and only upon the affirmative vote of the holders of at least 75% of the votes that all of the Company’s stockholders would be entitled to cast in an election of directors; (vii) provide that any vacancy on the Company’s board of directors, including a vacancy resulting from an enlargement of the board of directors, may be filled only by vote of a majority of the directors then in office; and (viii) eliminate the ability of the Company’s stockholders to take action by written consent in lieu of a meeting and call special meetings of stockholders.

The foregoing description of the Amended and Restated Certificate is qualified in its entirety by reference to the full text of the Amended and Restated Certificate, a copy of which is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

On November 6, 2017, in connection with the closing of the IPO, the amended and restated bylaws of the Company (the “Amended and Restated Bylaws”), which were previously approved by the Company’s board of directors and stockholders, became effective upon the closing of the IPO. The Amended and Restated Bylaws restate the Company’s bylaws in their entirety to, among other things: (i) eliminate the ability of the Company’s stockholders to take action by written consent in lieu of a meeting and call special meetings of stockholders; (ii) establish procedures relating to the presentation of stockholder proposals at stockholder meetings; (iii) establish procedures relating to the nomination of directors; and (iv) conform to the provisions of the Amended and Restated Certificate.

The foregoing description of the Amended and Restated Bylaws is qualified in its entirety by reference to the full text of the Amended and Restated Bylaws, a copy of which is attached hereto as Exhibit 3.2 and is incorporated herein by reference.

Item 8.01	Other Events.

On November 6, 2017, the Company completed its initial public offering of 5,500,000 shares of its common stock at a public offering price of $14.00 per share, before underwriting discounts and commissions. In addition, Spero Therapeutics, Inc. has granted the underwriters a 30-day option to purchase up to 825,000 additional shares of its common stock at the initial public offering price. A copy of the press release announcing the closing of the initial public offering is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

Reference is made to the Exhibit Index attached hereto.

EXHIBIT INDEX

Exhibit No.	Description

3.1	Amended and Restated Certificate of Incorporation of Spero Therapeutics, Inc.

3.2	Amended and Restated Bylaws of Spero Therapeutics, Inc.

99.1	Press Release dated November 6, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SPERO THERAPEUTICS, INC.

By:	/s/ Ankit Mahadevia, M.D.
Name:	Ankit Mahadevia, M.D.
Title:	Chief Executive Officer and President

Date: November 6, 2017